Exhibit 10.3

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT

To Purchase Shares of the Common Stock of

PANACOS PHARMACEUTICALS, INC.

Dated as of June 28, 2007 (the “Effective Date”)

WHEREAS, Panacos Pharmaceuticals, Inc., a Delaware corporation (the “Company”), has entered into a Loan and Security Agreement of even date herewith (the “Loan Agreement”) with Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Warrantholder”);

WHEREAS, the Company desires to grant to Warrantholder, in consideration for, among other things, the financial accommodations provided for in the Loan Agreement, the right to purchase shares of its Common Stock pursuant to this Warrant Agreement (the “Warrant”);

NOW, THEREFORE, in consideration of the Warrantholder executing and delivering the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

SECTION 1. GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, the Shares (as defined below,) at a purchase price of $3.71 per share (as adjusted from time to time pursuant to the terms hereof, the “Exercise Price”). The number and Exercise Price of such shares are subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:

“Act” means the Securities Act of 1933, as amended.

“Charter” means the Company’s Restated Certificate of Incorporation, as may be amended from time to time.

“Common Stock” means the Company’s common stock, $0.01 par value per share, and any other stock or securities for which the Common Stock may be exchanged.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Merger Event” means a merger or consolidation involving the Company in which the Company is not the surviving entity, or in which the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of capital of another entity, or a sale by the Company of all or substantially all of its assets.

Panacos Warrant Agreement

“Purchase Price” means, with respect to any exercise of this Warrant, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Common Stock requested to be exercised under this Warrant pursuant to such exercise.

“Qualifying Merger Event” means a Merger Event in which the sole consideration received by the Company’s stockholders consists of (i) cash or cash equivalents, (ii) shares of the acquiring, successor or surviving entity’s stock where (a) such entity is then subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, and (b) the class and series of stock or other security of the acquiror that would be received by Warrantholder in connection with such Merger Event were Warrantholder to exercise this Warrant on or prior to the closing thereof is listed for trading on a national securities exchange or approved for quotation on a national automated inter-dealer quotation system, or (iii) a combination of the consideration described in (i) and (ii).

“Registration Date” means the date that is 90 days from the Effective Date.

“SEC” means the Securities and Exchange Commission.

“Shares” means 646,900 shares of Common Stock, subject to adjustment from time to time as provided herein.

SECTION 2. TERM OF THE AGREEMENT.

Except as otherwise provided for herein, the term of this Warrant and the right to purchase Common Stock as granted herein (the “Warrant”) shall commence on the Effective Date and shall be exercisable for a period ending upon the earlier to occur of (i) five (5) years from the Effective Date; or (ii) the closing of a Qualifying Merger Event.

SECTION 3. EXERCISE OF THE PURCHASE RIGHTS.

(a) Exercise. The purchase rights set forth in this Warrant are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office the original of this Warrant together with a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and manually executed. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than five (5) days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Common Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares of Common Stock which remain subject to future purchases, if any.

The Purchase Price may be paid at the Warrantholder’s election either (i) by cash or check, or (ii) by surrender of all or a portion of the Warrant for shares of Common Stock to be exercised under this Warrant and, if applicable, an amended Warrant representing the remaining number of shares purchasable hereunder, as determined below (“Net Issuance”). If the Warrantholder elects the Net Issuance method, the Company will issue Common Stock in accordance with the following formula:

X =	Y(A-B)
A

Panacos Warrant Agreement

Where:	X = the number of shares of Common Stock to be issued to the Warrantholder.

Y = the number of shares of Common Stock requested to be exercised under this Warrant.

A = the fair market value of one (1) share of Common Stock at the time of issuance of such shares of Common Stock.

B = the Exercise Price.

For purposes of the above calculation, current fair market value of Common Stock shall mean with respect to each share of Common Stock:

(i)

(A) f the Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the average of the closing prices over a five (5) day period ending three days before the day the current fair market value of the securities is being determined; or

(B) if the Common Stock is traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid and asked prices quoted on the NASDAQ or other relevant quotation system over the five (5) day period ending three days before the day the current fair market value of the securities is being determined;

(ii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ Global Market or the over-the-counter market, the current fair market value of Common Stock shall be the product of (x) the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as most recently determined in good faith by its Board of Directors and (y) the number of shares of Common Stock into which each share of Common Stock is convertible at the time of such exercise, unless the Company shall become subject to a Merger Event, in which case the fair market value of Common Stock shall be deemed to be the per share value received by the holders of the Company’s Common Stock on a common equivalent basis pursuant to such Merger Event.

Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Warrant representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Warrant shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b) Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all Common Stock subject hereto, and if the fair market value of one share of the Common Stock is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 3(a) (even if not surrendered) immediately before its expiration or earlier termination. For purposes of such automatic exercise, the fair market value of one share of the Common Stock upon such expiration or earlier termination shall be determined pursuant to Section 3(a). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Common Stock, if any, the Warrantholder is to receive by reason of such automatic exercise.

Panacos Warrant Agreement

SECTION 4. RESERVATION OF SHARES.

During the term of this Warrant, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

SECTION 5. NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

SECTION 6. NO RIGHTS AS SHAREHOLDER/STOCKHOLDER.

This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder/stockholder of the Company prior to the exercise of this Warrant.

SECTION 7. WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. Warrantholder’s initial address, for purposes of such registry, is set forth below Warrantholder’s signature on this Warrant. Warrantholder may change such address by giving written notice of such changed address to the Company.

SECTION 8. ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:

(a) Merger Event. If at any time there shall be Merger Event, then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of common stock or other securities or property of the successor corporation resulting from such Merger Event that would have been issuable if Warrantholder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Warrant (including adjustments of the Exercise Price and number of shares of Common Stock purchasable) shall be applicable in their entirety, and to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event that is not a Qualifying Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of this Warrant. In connection with a Merger Event and upon Warrantholder’s written election to the Company, the Company shall cause this Warrant to be exchanged for the consideration that Warrantholder would have received if Warrantholder chose to exercise its right to have shares issued pursuant to the Net Issuance provisions of this Warrant without actually exercising such right, acquiring such shares and exchanging such shares for such consideration.

(b) Reclassification of Shares. Except as set forth in Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change the Common Stock into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the Common Stock which was subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change.

(c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Common Stock, (i) in the case of a subdivision, the Exercise Price shall be

Panacos Warrant Agreement

proportionately decreased, and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Common Stock issuable upon the exercise of this Warrant shall be proportionately decreased.

(d) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall:

(i) pay a dividend with respect to the Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or

(ii) make any other distribution with respect to Common Stock, except any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise or conversion of this Warrant a proportionate share of any such distribution as though it were the holder of the Common Stock as of the record date fixed for the determination of the stockholders of the Company entitled to receive such distribution.

(e) Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in stock, cash, property or other securities (assuming Warrantholder consents to a dividend involving cash, property or other securities); (ii) the Company shall offer for subscription prorata to the holders of its Common Stock any additional shares of stock of any class or other securities or rights; (iii) there shall be any Merger Event; (iv) the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least ten (10) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; and (B) in the case of any such Merger Event, sale, lease, license or other transfer of all or substantially all assets, dissolution, liquidation or winding up, at least ten (10) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up).

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, or by reputable overnight courier with all charges prepaid, addressed to the Warrantholder at the address for Warrantholder set forth in the registry referred to in Section 7.

Panacos Warrant Agreement

(f) Timely Notice. Failure to timely provide such notice required by subsection (e) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder.

SECTION 9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a) Reservation of Common Stock. The Common Stock issuable upon exercise of the Warrantholder’s rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Common Stock issuable pursuant to this Warrant may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and current bylaws. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

(b) Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the Shares, have been duly authorized by all necessary corporate action on the part of the Company. The Loan Agreement and this Warrant: (1) are not inconsistent with the Company’s Charter or current bylaws; (2) do not contravene any law or governmental rule, regulation or order applicable to it; and (3) do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. The Loan Agreement and this Warrant constitute legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms.

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant.

(d) Issued Securities. All issued and outstanding shares of Common Stock have been duly authorized, validly issued and are fully paid and nonassessable, and all outstanding shares of Common Stock and other securities of the Company were issued in full compliance with all applicable federal and state securities laws, except where non-compliance with such laws would not have a material adverse effect on the Company. Under the Company’s Charter, no stockholder of the Company has preemptive rights to purchase new issuances of the Company’s capital stock.

(e) Insurance. As set forth in the Loan Agreement, the Company has in full force and effect insurance policies insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated.

(f) Other Commitments to Register Securities. Except as set forth in this Warrant or as evidenced by registration statements currently on file with the SEC, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

Panacos Warrant Agreement

(g) Exempt Transaction. Subject to the accuracy of the Warrantholder’s representations in Section 10, the issuance of the Common Stock upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

(h) Rule 144 Reporting. With a view to making available to Warrantholder the benefits of certain rules and regulations of the SEC which may permit the sale of the shares of Common Stock issuable hereunder by Warrantholder to the public without registration, the Company agrees at all times to:

(i) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

(ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii) so long as Warrantholder holds this Warrant and/or any shares of Common Stock issued hereunder, to furnish to Warrantholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as Warrantholder may reasonably request in complying with any rule or regulation of the SEC allowing Warrantholder to sell any such securities without registration.

(i) Registration of Warrant Shares.

(i) Shelf Registration. The Company intends to issue the Warrant and the Shares to the Warrantholder in registered form using the Company’s existing universal shelf registration statement (Reg. No. 333-128135) (the “Existing Registration Statement”). In furtherance of this course of action, the Company will file a prospectus supplement pursuant to Rule 424(b) under the Act with the SEC within two (2) business days of the Effective Date reflecting such issuance, unless such registration statement is unavailable for such purpose, in which case the Company will issue the Warrant and the Shares in unregistered form and will file a Registration Statement on Form S-3 to register the resale of the Shares (the “S-3 Registration Statement”). If the Company is required to issue the Warrant and the Shares in unregistered form the Company shall, within sixty (60) days following the Effective Date hereof, file a registration statement on the appropriate form with the SEC covering the resale of the Shares issuable hereunder by the Warrantholder (the “New Registration Statement”). The Existing Registration Statement, the S-3 registration Statement and the New Registration Statement are referred to hereinafter collectively as the “Registration Statement.” The Registration Statement shall register the Shares for resale by Warrantholder on a delayed or continuous basis pursuant to Rule 415 under the Act. The Company shall use its best efforts to cause the Registration Statement to become effective by the Registration Date, and thereafter shall use its best efforts to keep the Registration Statement continuously effective under the Act in order to permit the prospectus included therein to be lawfully delivered by Warrantholder until the date on which Warrantholder can lawfully sell the Shares pursuant to Rule 144 under the Act (the “Effectiveness Period”); provided, that, except as provided below with respect to any Blackout Period (as defined below), the Company shall be deemed not to have used its best efforts to keep the Registration Statement effective during the requisite period if it voluntarily takes any action or omits to take any action, the taking or omission of which would result in Warrantholder not being able to offer and sell the Shares under the Registration Statement during

Panacos Warrant Agreement

that period, unless such action or omission is required by applicable law; provided, further, that the Company shall not be required to amend or supplement the Registration Statement, any related prospectus or any document incorporated therein by reference in the event that, and for a period (a “Blackout Period”) not to exceed, until the end of the Effectiveness Period, an aggregate of ninety (90) days if (x) an event occurs and is continuing as a result of which the Registration Statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company’s good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, and (y)(1) the Company determines in good faith that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (2) the disclosure otherwise relates to a pending material business transaction which has not yet been publicly disclosed.

(ii) Registration Procedure.

(1) The Company shall cause the Registration Statement and the related prospectus and any amendments or supplements thereto, as of the effective date of the Registration Statement, (subject to paragraph (i) above), at all times during the Effectiveness Period (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(2) The Company shall give prompt written notice to Warrantholder:

(A) on the date(s) when the Registration Statement or any post-effective amendments thereto have become effective;

(B) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose;

(C) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(D) of the happening of any event that requires the Company to make changes in the Registration Statement or prospectus in order to make the statements therein not misleading;

(E) of the commencement and termination of any Blackout Period; and

(F) ten (10) days prior to the end of the Effectiveness Period.

(3) The Company shall use its best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

Panacos Warrant Agreement

(4) Upon the occurrence of any event contemplated by clauses (2)(D) or (E) of this subsection 9(i)(ii), the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to Warrantholder, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will contain the current information required by the Act.

(5) The Company shall register or qualify the Shares under the securities or blue sky laws of such states of the United States as Warrantholder reasonably requests and do any and all other acts or things necessary or advisable to enable such exercise in such jurisdictions; provided that the Company shall not be required to (A) qualify to do business in any jurisdiction where it is not then so qualified or (B) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(6) The Company shall bear all expenses incurred by it in connection with the performance of its obligations under this Section 9(i), other than underwriting discounts and commissions, if any.

(7) The Company shall deliver to the Warrantholder, without charge, a reasonable number of copies of the Registration Statement and the related prospectus and any post-effective amendments thereto, including financial statements and schedules, and all exhibits (including those, if any, incorporated by reference).

(8) The Company shall at its sole expense cause all Shares covered by the Registration Statement to be listed, or approved for quotation, at all times during the Effectiveness Period on each securities exchange and/or inter-dealer quotation system on which similar securities issued by the Company are listed or approved for quotation.

(iii) Indemnification.

(1) The Company will indemnify Warrantholder and each of its officers, directors, affiliates, employees and representatives, and each person controlling such Warrantholder within the meaning of the Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement and any post-effective amendment thereto and any prospectus or other document incident thereto and any registration or qualification materials filed under any applicable state securities or blue sky law, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Act and the rules and regulations thereunder, the Exchange Act and the rules and regulations thereunder, and any state securities or blue sky law applicable to the Company or any rule or regulation promulgated any such state law and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse Warrantholder, each of its officers, directors, affiliates, employees and representatives, and each person controlling such Holder, within a reasonable amount of time after incurred for any and all reasonable legal and other fees, costs and expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 9(i)(iii)(1) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by Warrantholder specifically for use therein.

Panacos Warrant Agreement

(2) Warrantholder will indemnify the Company, each of its directors and officers, affiliates, employees and representatives, and each person who controls the Company within the meaning of the Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement and any post-effective amendment thereto and any prospectus or other document incident thereto and any registration or qualification materials filed under any applicable state securities or blue sky law, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, partners, and persons for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Warrantholder specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 9(i)(iii)(2) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Warrntholder, (which consent shall not be unreasonably withheld or delayed); and provided further, that the total amount for which Holder shall be liable under this subsection 9(i)(iii)(2) shall not in any event exceed the aggregate proceeds received by Warrantholder from the sale of Shares pursuant to such registration.

(3) Each party entitled to indemnification under this subsection 9(i)(iii) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(4) The provisions of this subsection 9(i)(iii) shall survive any expiration or termination of this Warrant.

Panacos Warrant Agreement

SECTION 10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a) Investment Purpose. This Warrant and the Common Stock issuable upon exercise of the Warrantholder’s rights contained herein will be acquired for investment and not with a view to the re-sale or distribution of any part hereof or thereof in violation of applicable federal and state securities laws, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Private Issue. The Warrantholder understands (i) that the Common Stock issuable upon exercise of this Warrant is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

(c) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d) Risk of No Registration. The Warrantholder understands that if a registration statement under the Act covering this Warrant and/or the Shares issuable hereunder is not in effect when it desires to sell (i) the rights to purchase Common Stock pursuant to this Warrant or (ii) the Common Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of (A) its rights hereunder to purchase Common Stock or (B) Common Stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

(e) Accredited Investor. Warrantholder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

(f) Inside Information. The Warrantholder understands that it may be restricted from trading in the Common Stock or other securities of the Company as a result of the Warrantholder’s contractual right to information arising in connection with the Loan Agreement. As such, the Company will assist the Warrantholder in determining what public information exists about the Company, but Warrantholder assumes sole responsibility for conforming its trading activity with all applicable laws, rules and regulations.

SECTION 11. TRANSFERS.

Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant. The transfer of this Warrant shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all

Panacos Warrant Agreement

purposes. Notwithstanding any provision hereof or any legend hereon or on any certificate evidencing any shares of Common Stock issued hereunder to the contrary, the Company shall not require an opinion of counsel in connection with any transfer by Warrantholder of this Warrant or of any such shares to any affiliate of Warrantholder who is an “accredited investor” as defined in Regulation D promulgated under the Act.

SECTION 12. MISCELLANEOUS.

(a) Effective Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company.

(b) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable.

(c) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(d) Additional Documents. The Company, upon execution of this Warrant, shall provide the Warrantholder with certified resolutions with respect to the representations, warranties and covenants set forth in Sections 9(a) through 9(d), 9(f) and 9(g).

(e) Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant. For the purposes of this Section 12(e), reasonable attorneys’ fees shall include without limitation fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

(f) Severability. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(g) Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Warrant or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mail, with proper first class postage prepaid (provided, that any Advance Request shall not be deemed received until Warrantholder’s actual receipt thereof), and shall be addressed to the party to be notified as follows:

If to Warrantholder:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Legal Department

Attention: Chief Legal Officer and Manuel Henriquez

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Telephone: 650-289-3060

Panacos Warrant Agreement

With a copy to:

Riemer & Braunstein LLP

Attn : David A. Ephraim, Esq.

Three Center Plaza

Boston, MA 02108

Facsimile: 617-880-3456

Telephone: 617-523-9000

If to the Company:

Panacos Pharmaceuticals, Inc

Attention: Chief Financial Officer

134 Coolidge Avenue

Watertown, MA 02472

Facsimile: 617-542-2241

Telephone: 617-926-1551

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Attn : William T. Whelan, Esq.

One Financial Center

Boston, MA 02111

Facsimile: 617-542-2241

Telephone: 617-542-6000

or to such other address as each party may designate for itself by like notice.

(h) Entire Agreement; Amendments. This Warrant constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Warrant may be amended except by an instrument executed by each of the parties hereto.

(i) Headings. The various headings in this Warrant are inserted for convenience only and shall not affect the meaning or interpretation of this Warrant or any provisions hereof.

(j) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Warrant. In the event an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant.

(k) No Waiver. No omission or delay by Warrantholder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions

Panacos Warrant Agreement

hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which Warrantholder is entitled, nor shall it in any way affect the right of Warrantholder to enforce such provisions thereafter.

(l) Survival. All agreements, representations and warranties contained in this Warrant or in any document delivered pursuant hereto shall be for the benefit of Warrantholder and shall survive the execution and delivery of this Warrant and the expiration or other termination of this Warrant.

(m) Governing Law. This Warrant has been negotiated and delivered to Warrantholder in the Commonwealth of Massachusetts, and shall have been accepted by Warrantholder in the Commonwealth of Massachusetts. Delivery of Common Stock to Warrantholder by the Company under this Warrant is due in the Commonwealth of Massachusetts. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(n) Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Warrant may be brought in any state or federal court of competent jurisdiction located in the Commonwealth of Massachusetts. By execution and delivery of this Warrant, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Suffolk County, Commonwealth of Massachusetts; (b) waives any objection as to jurisdiction or venue in Suffolk County, Commonwealth of Massachusetts; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant. Service of process on any party hereto in any action arising out of or relating to this Warrant shall be effective if given in accordance with the requirements for notice set forth in Section 12(g), and shall be deemed effective and received as set forth in Section 12(g). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(o) Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve Persons other than the Company and Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant.

(p) Judicial Reference. In the event Claims are to be resolved by arbitration, either party may seek from a court of competent jurisdiction identified in Section 12(n), any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by binding arbitration.

(q) Counterparts. This Warrant and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

Panacos Warrant Agreement

(r) Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to Warrantholder by reason of the Company’s failure to perform any of the obligations under this Warrant and agree that the terms of this Warrant shall be specifically enforceable by Warrrantholder. If Warrantholder institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that Warrantholder has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

[Remainder of Page Intentionally Left Blank]

Panacos Warrant Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	PANACOS PHARMACEUTICALS, INC.

	By:	/s/ Peyton J. Marshall
	Title:	Executive Vice President and CFO

WARRANTHOLDER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

	By:	/s/ K. Nicholas Martitsch
	Title:	Associate General Counsel

Panacos Warrant Agreement

EXHIBIT I

NOTICE OF EXERCISE

To:	[ ]

(1)	The undersigned Warrantholder hereby elects to purchase [ ] shares of the Common Stock of [ ], pursuant to the terms of the Warrant dated the [ ] day of [ , ] (the “Warrant”) between [ ] and the Warrantholder, and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.] [NET ISSUANCE: elects pursuant to Section 3(a) of the Warrant to effect a Net Issuance.]

(2)	Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

WARRANTHOLDER: HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:

Title:

Date:

Panacos Warrant Agreement

EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned [                                         ], hereby acknowledge receipt of the “Notice of Exercise” from Hercules Technology Growth Capital, Inc., to purchase [        ] shares of the Common Stock of [                                         ], pursuant to the terms of the Warrant, and further acknowledges that [            ] shares remain subject to purchase under the terms of the Warrant.

COMPANY:	[ ]

By:

Title:

Date:

Panacos Warrant Agreement

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Warrant execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Panacos Warrant Agreement